HICKOK INCORPORATED
FEBRUARY 20, 2002
0078JB

☐ Mark this box with an X if you have made changes to your name or address details below.

A2911

Proxy Card

Please mark vote in box in the following manner using dark ink only. X

The Board of Directors Recommends a Vote "FOR" the listed nominees.

1. Fixing Number of Directors at Eight and Election of Seven Directors:	For	Withhold
01. Robert L. Bauman	☐	☐
02. Harry J. Fallon	☐	☐
03. T. Harold Hudson	☐	☐
04. James T. Martin	☐	☐
05. Michael L. Miller	☐	☐
06. James Moreland	☐	☐
07. Janet M. Slade	☐	☐

The Board of Directors Recommends a Vote "FOR" the following proposal.

	For	Against	Abstain
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.**

Please sign above exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If corporation, please give full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature	Signature	Date
		/ /

PROXY | Hickok Incorporated | PROXY

Hickok Incorporated

10514 Dupont Avenue
Cleveland, Ohio 44108-1399

This PROXY is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert L. Bauman, Gregory M. Zoloty and Michael L. Miller, and each of them with power of substitution or resubstitution as proxies, and authorizes them to represent and to vote, as designated below, all of the common shares of Hickok Incorporated held of record by the undersigned on January 7, 2002 at the Annual Meeting of Shareholders to be held on February 20, 2002 or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)